EXHIBIT 99.1


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                              AMENDED AND RESTATED
                           RENAISSANCERE HOLDINGS LTD.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN
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                   Amended and Restated Effective June 1, 2002

This Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan (the "Plan") has been amended and restated to reflect the 3-for-1 share split of RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), effected as a stock dividend paid on May 30, 2002. In addition, all previous amendments to the Plan adopted prior to June 1, 2002 have been incorporated into this amended and restated Plan.

     SECTION 1. PURPOSE. The purpose of this Plan is to provide an incentive to the Participants (defined below) (i) to join and remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a financial interest in the success of the Company. The Plan shall become effective upon the date of its approval by the requisite vote of the Company's shareholders (the "Effective Date").

     SECTION 2. ELIGIBILITY. Members of the Company's Board of Directors (the "Board") who are not employees of the Company or any of its affiliates, will be granted awards pursuant to the provisions of the Plan (a "Participant or Participants"). For purposes of the Plan, an "affiliate" of an entity shall mean any entity directly or indirectly controlling, controlled by, or under common control with such entity. Any Participant who terminates service as a director of the Company shall automatically cease participation in the Plan as of the date of his or her termination.

     SECTION 3. ADMINISTRATION.

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of at least two people as the Board may from time to time appoint to administer the Plan, as determined by the Board (the "Committee"); provided, however, that no member of the Board who is an employee of the Company or any of its affiliates shall be eligible to serve on the Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     3.2 Committee Authority. The Committee shall have the authority to: (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary in administering the Plan and (v) correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

     3.3 Binding Determinations. The determination of the Committee on all matters within its authority relating to the Plan shall be conclusive.

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     3.4 No Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

     SECTION 4. SHARES SUBJECT TO PLAN

     4.1 Shares. Awards under the Plan shall be for Common Shares, $1.00 par value, of the Company and any other shares into which such shares shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with this Section 4 (the "Shares").

     4.2 Shares Available for Awards. Subject to Section 4.3 (relating to adjustments upon changes in the Company's capitalization), as of any date the total number of Shares with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 1,050,000 Shares, over (ii) the sum of (A) the number of Shares subject to outstanding awards granted under the Plan, and (B) the number of Shares previously transferred pursuant to awards granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, Shares covered by awards granted under the Plan which expire or terminate for any reason whatsoever shall again become available for awards under the Plan. In addition, any shares which are tendered to or withheld by the Company in connection with the exercise of Options or the payment of withholding taxes shall again become available for awards under the Plan. Shares granted under the Plan shall be authorized and unissued common shares of the Company.

     4.3 Adjustments upon Certain Changes. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the Company's corporate structure affecting the Shares, then the Committee shall substitute or adjust as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan: (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the number of Shares subject to outstanding awards and (iii) the amount to be paid by Participants or the Company, as the case may be, with respect to any outstanding awards.

     SECTION 5. AWARDS UNDER THE PLAN. Each Participant shall automatically be granted non-discretionary awards under the Plan in the form of (i) "Director Shares" and (ii) "Options" (as such terms are defined below).

     SECTION 6. DIRECTOR SHARES

     6.1 Awards. Each Participant who, as of the date of each annual general meeting of the Company's shareholders, shall continue to serve as a director of the Company after the date of such annual general meeting shall automatically be granted an award of Director Shares in such number as shall be determined by the Committee. The Committee may also grant Director Shares to Participants from time to time, in such number as it shall determine in its discretion.

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     6.2 Vesting. Director Shares shall either be fully (100%) vested on the grant date or subject to such vesting restrictions as may be established by the Committee. Notwithstanding the foregoing, except (i) in extraordinary circumstances, as determined by the Committee, or (i) upon receipt of prior approval by the Company's shareholders, the Director Shares shall be subject to a three (3) year vesting schedule, with 33.3% of the aggregate Director Shares granted vesting in each year, commencing on the first anniversary of the date of grant.

     6.3 Shareholder Rights. A Participant shall have the right to receive dividends and other rights of a shareholder with respect to awards of Director Shares.

     6.4 Transferability. Director Shares shall be non-transferable during any period after the grant date that such Shares are subject to vesting restrictions, but shall otherwise be transferable by the Participant, subject to any applicable securities law restrictions. Director Shares subject to vesting shall bear the following legend until the end of the vesting period with respect to such shares:

          "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Share Agreement, dated as of _______________, between RenaissanceRe Holdings Ltd. and
     __________________________. A copy of such Agreement is on file at the offices of RenaissanceRe Holdings Ltd."

     Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

     SECTION 7. OPTIONS.

     7.1 Awards. As of the date that a Participant first becomes a member of the Board (or such later date as the Committee may establish in its discretion), such Participant shall automatically be granted an option to purchase 18,000 Shares (each, an "Option") at a price per Share equal to the Fair Market Value of a Share on the date of grant or as otherwise determined by the Committee. Thereafter, as of each subsequent annual general meeting of shareholders, such Participant (so long as he continues to serve as a director of the Company after the date of such subsequent annual general meeting) shall automatically be granted an Option to purchase 6,000 Shares, at a price per Share equal to the Fair Market Value of a Share on the date of grant. The Committee may also grant Options to Participants from time-to-time, at such per Share price and in such number as it shall determine in its discretion. Notwithstanding anything in this
Section 7.1 to the contrary, the per Share price of any Option granted hereunder shall in no event be less than 85% of the Fair Market Value of a Share on the date of grant; provided, that the number of Options granted with an per Share price less than the Fair Market Value of a Share on the date of grant shall in no event exceed 10% of the number of shares of Stock reserved for issuance under the Plan.

     7.2 Vesting. All Options granted under the Plan shall either be fully (100%) vested on the date of grant or subject to such vesting restrictions as may be established by the Committee.

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     7.3 Option Term. Options granted under the Plan shall be exercisable for a maximum period of 10 years from the date of grant, subject to earlier termination as provided by the Committee at the time of grant.

     7.4 Share Certificates; Transferability. Share certificates representing the Shares covered by Options awarded to a Participant shall be registered in the Participant's name. Options may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant other than by will or the laws of descent and distribution. At the time a Participant's Options are exercised, a certificate for Shares covered by the Options shall be registered in the Participant's name and delivered to the Participant (or to such Participant's legal representative or designated beneficiary in the event of the Participant's death).

     7.5 Shareholder Rights. The Participant shall have no rights as a shareholder of Shares covered by Options until the time such Options are exercised and certificates for Shares covered by such Options are registered in the Participant's name as provided in Section 7.4.

     7.6 Exercise of Options. Options granted under the Plan may be exercised by written notice to the Company in such form as the Committee may designate, accompanied by full payment of the exercise price therefor. The exercise price may be paid (i) in cash or cash equivalents, (ii) by tendering previously owned Shares with a Fair Market Value equal to the exercise price, (iii) pursuant to brokerage arrangements approved by the Committee providing for simultaneous exercising of Options and sale of Shares, and (iv) by any combination of such methods. The Committee may require that Participants enter into written Option Agreements with the Company setting forth the terms of Option grants.

     7.7 Reload Options. Options may be granted from time to time by the Committee, in its sole discretion, in the event a Participant, while member of the Board exercises an Option by the delivery of shares of Stock which have been held by the Participant for a period of at least six (6) months, or in the event a Participant's tax withholding obligations upon exercise of Options are satisfied by the Company withholding shares of Stock with an aggregate Fair Market Value equal to the minimum tax withholding amount due thereon ("Reload Options"). Such Reload Options shall entitle the Participant to purchase that number of shares of Stock equal to the number of shares of Stock so delivered to, or withheld by, the Company, provided that the total number of shares covered by any Reload Options shall not exceed the number of shares subject to the underlying award to which the grant of the Reload Option relates. The price per share of Reload Options shall be the Fair Market Value per share on the date such Reload Option is granted. The duration of such Reload Option shall not extend beyond ten years from the date of grant of the underlying award to which the grant of the Reload Option relates. Reload Options shall be fully vested and exercisable on the date of grant. Other specific terms and conditions applicable to Reload Options granted under the Plan shall be determined by the Committee.

     SECTION 8. WITHHOLDING TAXES; RIGHT TO OFFSET. The Company shall be entitled to require as a condition of delivery of any Shares to a Participant hereunder that the Participant remit an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding

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tax requirements related thereto (if any) and any or all indebtedness or other obligation of the Participant to the Company or any of its subsidiaries.

     SECTION 9. PLAN AMENDMENTS AND TERMINATION. The Board may suspend or terminate the Plan at any time and the Board and/or the Committee may amend it at any time and from time to time, in whole or in part, provided, that the Board and/or the Committee may not, without approval of the Company's shareholders, materially increase the maximum number of Shares which may be issued under the Plan. No termination, modification or amendment of the Plan may adversely affect the rights conferred by outstanding Options or Director Shares without the written consent of the affected Participant. Unless terminated earlier, the Plan will terminate on the tenth anniversary of the Effective Date and no additional awards may be granted under the Plan after such tenth anniversary.

     SECTION 10. MISCELLANEOUS.

     10.1 Listing, Registration and Legal Compliance. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Company shall be entitled under the Plan to make any payment in cash, Shares or both, and (ii) the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid. The term "Consent" as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation,
(ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body, or (iii) any and all written agreements and representations by a Participant with respect to the disposition of Shares or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

     10.2 Right of Discharge Reserved. Nothing in the Plan shall confer upon any Participant the right to serve as a director of the Company or affect any right that the Company or any Participant may have to terminate the Participant's service as a director.

     10.3 Fair Market Value. For purposes of the Plan, as of any date when the Shares are listed on the NASDAQ National Market system ("NASDAQ-NMS") or listed on one or more national securities exchanges, the "Fair Market Value" of the Shares as of any date shall be deemed to be the mean between the high and low sale prices of the Shares reported on the NASDAQ-NMS or the principal national securities exchange on which the Shares are listed and traded on the immediately preceding business date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Shares are not listed on the NASDAQ-NMS or listed on an exchange,

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the "Fair Market Value" of the Shares shall mean the amount determined by the
Committee to be the fair market value based upon a good faith attempt to value the Shares accurately.

     10.4 Transferability of Awards for Estate Planning Purposes. Notwithstanding anything in Sections 6.4 or 7.4 to the contrary, the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow any Participant to transfer to the Participant's "family members" Director Shares and Options granted to such Participant, whether or not for "value." For purposes of this Section 10.4, the term "family members" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

     SECTION 11. GOVERNING LAW. The Plan is deemed adopted, made and delivered in Bermuda and shall be governed by the laws of Bermuda without reference to principles of conflicts of laws.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, Attn: Chief Financial Officer, and (b) to a Participant, at the Participant's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

     SECTION 13. SECTION HEADINGS. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.